SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BioDelivery Sciences International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June [    ], 2007

To the Stockholders of BioDelivery Sciences International, Inc.:

BioDelivery Sciences International, Inc. (the “Company”) is pleased to send you the enclosed notice of the 2007 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at             a.m. on Thursday, July 26, 2007 at the Marriott Courtyard Raleigh-Durham Airport, 2001 Hospitality Court, Morrisville, NC 27560.

The items of business for the Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about June [    ], 2007.

Your vote is important—please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at (919) 653-5160.

Sincerely yours,

Francis E. O’Donnell, Jr.

Chairman of the Board of Directors

BioDelivery Sciences International, Inc.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, July 26, 2007

The 2007 Annual Meeting of Stockholders (the “Meeting”) of BioDelivery Sciences International, Inc. (the “Company”) will be held at              a.m. on Thursday, July 26, 2007, at the Marriott Courtyard Raleigh-Durham Airport, 2001 Hospitality Court, Morrisville, NC 27560, for the following purposes:

1.	To elect all seven (7) members of the Company’s Board of Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Aidman Piser & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. Even if you have previously submitted a proxy card you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached proxy statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting.

The Board of Directors unanimously recommends a vote “for” the approval of each of the proposals to be submitted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James A. McNulty, CPA

Secretary, Treasurer and Chief Financial Officer

Morrisville, North Carolina

June [            ], 2007

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

(919) 653-5160

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, July 26, 2007,             a.m.

Marriott Courtyard Raleigh-Durham Airport

2001 Hospitality Court

Morrisville, NC 27560

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which our Board of Directors would like you, as a stockholder, to vote at our annual meeting of the stockholders, which will take place on Thursday, July 26, 2007 at              a.m. local time at Marriott Courtyard Raleigh-Durham Airport, 2001 Hospitality Court, Morrisville, NC 27560.

This proxy statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about June     , 2007 to all stockholders of record entitled to vote at the annual meeting.

In this proxy statement, we refer to BioDelivery Sciences International, Inc. as the “Company”, “we”, “us” or “our.”

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $.001 per share (“Common Stock”), on June 26, 2007 (the “Record Date”) may attend and vote at the annual meeting. Each share is entitled to one vote. There were             shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers, and Directors” on page      of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Mark A. Sirgo, our President and Chief Executive Officer, and/or James A. McNulty, our Secretary, Treasurer and Chief Financial Officer, as your representative at the annual meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we think that it is a good idea to complete and return your proxy card before the annual meeting date just in case your plans change. If a proposal comes up for vote at the annual meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on the election of the members of our Board of Directors and the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2007. We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that the stockholders vote “for” the nominees for director and “for” the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2007.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a “stockholder of record” who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

How do I Vote?

(1) You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the annual meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the seven (7) nominees to our Board of Directors , all of whom are presently serving on the board;

•	to ratify the appointment of our independent registered public accounting for the fiscal year ending December 31, 2007; and

•	according to the best judgment of either Dr. Sirgo or Mr. McNulty, if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2) You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the annual meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the election of directors and the ratification of our independent registered public accounting firm.

How many votes are required to elect the nominated persons to the Board of Directors?

The affirmative vote of a plurality of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote in the election are required to elect each director.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote are required to ratify Aidman Piser & Company, P.A., as our independent registered public accounting firm for the year ending December 31, 2007.

How many votes are required to approve other matters that may come before the stockholders at the annual meeting?

An affirmative vote of a majority of the votes cast at the annual meeting is required for approval of all other items being submitted to the stockholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for the nominees on the proxy card and as a “for” vote for the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting.

Who can help answer my questions?

You can contact our Secretary and Chief Financial Officer, Mr. James A. McNulty, at (813) 864-2562 or by sending a letter to Mr. McNulty at offices of the Company at 324 South Hyde Park Avenue, Suite 350, Tampa FL 33606 with any questions about proposals described in this proxy statement or how to execute your vote.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

(919) 653-5160

PROXY STATEMENT

INTRODUCTION

2007 Annual Meeting of Stockholders

This Proxy Statement is being furnished to holders of shares of common stock, $.001 par value (the “Common Stock”) of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the 2007 Annual Meeting of Stockholders of the Company (the “Meeting”). The Meeting is to be held at             a.m. on Thursday, July 26, 2007 at the Marriott Courtyard Raleigh-Durham Airport, 2001 Hospitality Court, Morrisville, NC 27560, and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board of Directors has fixed the close of business on June 26, 2007 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about June 29, 2007.

Proposals to be Submitted at the Meeting

At the Meeting, Stockholders will be acting upon the following proposals:

1.	To elect all seven (7) members of the Company’s Board of Directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Aidman Piser & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 2501 Aerial Center Parkway, Suite 205, Morrisville, North Carolina 27560. The telephone number is (919) 653-5160.

Information Concerning Solicitation and Voting

As of the Record Date, there were [            ] outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

To be elected, each nominee named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote.

“Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1, 2, & 3.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors currently consists of one class of directors having seven (7) members. The Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting or special meeting in lieu thereof. The Board of Directors has fixed at seven (7) the number of directors to be elected at the Meeting. At the Meeting, stockholders will be asked to elect Francis E. O’Donnell, Jr., Mark A. Sirgo, Raphael J. Mannino, William B. Stone, John J. Shea, William S. Poole and Thomas W. D’Alonzo, (the “Nominees”) to serve in such capacity until the 2008 Annual Meeting, or until their successors are duly elected and qualified.

It is the intention of the persons named in the enclosed proxy to vote to elect the Nominees, each of whom is an incumbent director, and each of whom has consented to serve if elected. If some unexpected occurrence should make necessary, in the discretion of the Board of Directors, the substitution of some other person for any of the Nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board of Directors.

Directors and Executive Officers

Listed below are the names of the directors, executive officers and significant employees of the Company, their ages as of June [            ], 2007 and positions held:

Name	Age	Position(s) Held
Francis E. O’Donnell, Jr., M.D.	57	Chairman of the Board and Director
Mark A. Sirgo, Pharm.D.	53	President, Chief Executive Officer and Director
Raphael J. Mannino, Ph.D.	60	Executive Vice President, Chief Scientific Officer and Director
Andrew L. Finn, Pharm.D.	57	Executive Vice President of Product Development
James A. McNulty	56	Chief Financial Officer, Secretary and Treasurer
William B. Stone	64	Director
John J. Shea	80	Director
William S. Poole	60	Director
Thomas W. D’Alonzo	63	Director

There are no family relationships between any director, executive officer or significant employee.

None of the Company’s directors or executive officers have been involved, in the past five years, in a fashion material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any those “Certain Legal Proceedings,” more fully detailed in Item 401(d) of Regulation S-B, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Francis E. O’Donnell, Jr., M.D., age 57, has been of our Chairman of the Board and a Director since March 29, 2002. Dr. O’Donnell has previously served as our President and Chief Executive Officer. In January 2005, he relinquished the title of President and in August 2005 he relinquished the title of Chief Executive Officer. For more than the last six years, Dr. O’Donnell has served as managing director of The Hopkins Capital Group, an affiliation of limited liability companies which engage in private equity and venture capital investing in disruptive technologies in healthcare. He is a co-founder and chairman of RetinaPharma Technologies, Inc. which now includes Tatton Technologies, LLC, and a co-founder of Biotech Specialty Partners, LLC, an alliance of specialty pharmaceutical and biotechnology companies. He serves as Chairman and CEO of Accentia

Biopharmaceuticals, Inc., a holding company with commercialization assets representing a vertically-integrated platform for specialty pharmaceuticals and biologics. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the Department of Ophthalmology, St. Louis University School of Medicine. Dr. O’Donnell holds 34 U.S. Patents. Dr. O’Donnell is the 2000 Recipient of the Jules Stein Vision Award sponsored by Retinitis Pigmentosa International. He is a trustee of the Health Careers Foundation and of St Louis University.

Mark A. Sirgo, Pharm.D., age 53, was appointed President and Chief Executive Officer in July of 2005. This followed his appointment as President and Chief Operating Officer in January 2005. He joined the company in August 2004 upon our acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer, in the capacity of Senior Vice President of Commercialization and Corporate Development, and, prior to being named our President, was promoted to Executive Vice President, Corporate and Commercial Development and Chief Operating Officer. Dr. Sirgo has more than 20 years of experience in the pharmaceutical industry, including 16 years in clinical drug development; 7 years in marketing, sales, business development and 5 years in executive management. Prior to his involvement with Arius Pharmaceuticals from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc., (NASDAQ:PPDI) a leading contract service provider to the pharmaceutical industry. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

Raphael J. Mannino, Ph.D., age 60, has been our Executive Vice President and Chief Scientific Officer since October 2000, and a Director since October 2001. Dr. Mannino has served as President, CEO, Chief Scientific Officer, and a member of the Board of Directors of BioDelivery Sciences, Inc., our predecessor, since its incorporation in 1995. Dr. Mannino’s previous experience includes positions as Associate Professor, at the University of Medicine and Dentistry of New Jersey (1990 to present), Assistant, then Associate Professor, Albany Medical College (1980 to 1990), and Instructor then Assistant Professor, Rutgers Medical School (1977 to 1980). His postdoctoral training was from 1973 to 1976 at the Biocenter in Basel, Switzerland. Dr. Mannino received his Ph.D. in Biological Chemistry in 1973 from the Johns Hopkins University, School of Medicine.

Andrew L. Finn, Pharm.D., age 57, has been our Executive Vice President of Product Development since January 2007. He joined the company in August 2004 upon our acquisition of Arius, of which he was a co-founder, in the capacity of Senior Vice President of Product Development and was subsequently promoted to the position of Executive Vice President of Clinical Development and Regulatory Affairs. Dr. Finn has more than 20 years experience in pharmaceutical product development. Prior to his involvement with Arius, he was, from 2000 to 2003, Executive Vice President of Product Development at POZEN Inc. with responsibilities for formulation development, non-clinical development, clinical research and regulatory affairs. He participated in the activities leading up to the initial public offering and submitted marketing applications in Europe and the U.S. for two migraine products. From 1996 to 1999, Dr. Finn was Co-Founder and Chief Executive Officer of enVision Sciences, a regulatory and clinical service company. From 1991 to 1996, he was Vice President of U.S. Clinical Research for Solvay Pharmaceuticals, where he oversaw NDA submissions in the areas of inflammatory bowel disease, osteoporosis prevention and treatment of obsessive-compulsive disorder. Prior to this he spent 10 years in positions of increasing responsibility at Glaxo Inc., where he oversaw a number of NDA submissions, including Zofran for chemotherapy induced nausea and vomiting. Dr. Finn received his BS in Pharmacy from the University of North Carolina and his Doctorate from the University of Michigan.

James A. McNulty, age 56, has served as our Secretary, Treasurer and Chief Financial Officer on a part time basis (estimated to constitute approximately 50% of his time) since October 2000. Mr. McNulty has, since May

2000, also served as Chief Financial Officer of Hopkins Capital Group, an affiliation of limited liability companies which engage in venture activities. Hopkins Capital Group is owned and controlled by Dr. Francis E. O’Donnell, Jr. Mr. McNulty also serves as the Treasurer and Corporate Secretary of Accentia Biopharmaceuticals, Inc., a holding company with commercialization assets representing a vertically-integrated platform for specialty pharmaceuticals and biologics, and as Chief Financial Officer for Biovest International, a majority-owned subsidiary of Accentia. Mr. McNulty has performed accounting and consulting services as a Certified Public Accountant since 1975. He co-founded Pender McNulty & Newkirk, which became one of Florida’s largest regional CPA firms, and was a founder/principal in two other CPA firms, McNulty & Company, and McNulty Garcia & Ortiz. He served as CFO of Star Scientific, Inc. from October 1998 to May 2000. From June 2000 through January 2002 he served as CFO/COO of American Prescription Providers, Inc. He is a published co-author (with Pat Summerall) of Business Golf, the Art of Building Relationships on the Links. Mr. McNulty is a graduate of University of South Florida, a licensed Certified Public Accountant, and is a member of the American and Florida Institutes of CPA’s.

William B. Stone, age 64, is a member of our Board of Directors. For thirty years, until his retirement in October 2000, Mr. Stone was employed with Mallinckrodt Inc. For the last twenty years of his career, he held positions of Vice President and Corporate Controller and Vice President and Chief Information Officer for 16 years and 4 years, respectively. Mr. Stone is a graduate of the University of Missouri-Columbia where he earned BS and MA degrees in accounting, and is a Certified Public Accountant.

John J. Shea, age 80, is a member of our Board of Directors. He is currently the head of his own firm of John J. Shea & Associates and has also been a Quality Systems Adviser with Quintiles, a private consulting firm. Mr. Shea has been employed at John J. Shea Associates since 1989. Mr. Shea has also served in the capacity of Director of Quality Assurance and was responsible for the implementation of quality assurance procedures in a number of public companies. From 1987-1989, he served as Director of Quality Assurance at NeoRx Corporation. Mr. Shea was also the Director of Corporate Quality Assurance at Hexcel Corporation from 1980-1987. Mr. Shea has also served as the quality assurance person for other companies including, Teledyne Relays, Ortho Diagnostics, Inc. and Bio Reagents & Diagnostics, Inc. Mr. Shea earned a B.S. in Chemistry at Bethany College.

William S. Poole, age 60, is a member of our Board of Directors. He has extensive experience in the biopharmaceutical and medical device industries for over thirty years. From 1972 to early 1996, Mr. Poole worked for Lederle Laboratories, a Division of American Cyanamid Company. During his 24-year career at Cyanamid, Mr. Poole held positions of increasing responsibility and held the position of World-Wide Division President of the Medical Device Division when Wyeth acquired Cyanamid in 1995. He later served as President, North American Pharmaceuticals, of Novo Nordisk Pharmaceuticals, and also as President of Biovail Pharmaceuticals. In both of these companies, Mr. Poole was instrumental in aggressively growing revenue, building a solid management team and dramatically improving profitability. As President of these firms, Mr. Poole had total P&L responsibility and directly oversaw vice presidents in charge of manufacturing, research & development, sales, legal, marketing, finance, regulatory and human resources functions. In recent years, Mr. Poole has acted as a private consultant and, until his appointment to the board, Mr. Poole served as a member of the Commercial Advisory Board of BDSI’s subsidiary, Arius Pharmaceuticals.

Thomas W. D’Alonzo, 63, was appointed to our Board of Directors on August 30, 2006. Mr. D’Alonzo’s experience in the biopharmaceutical industry spans more than 30 years as a top-level pharmaceutical executive, and includes all major facets of pharmaceutical operations. From 1983 to 1993, Mr. D’Alonzo worked at Glaxo, Inc., the U.S. subsidiary of the former Glaxo Holdings P.L.C., rising to the position of President of Glaxo from 1988 to 1993. At Glaxo, he served on its board of directors and presided over 4,400 employees, including an 1,800 person sales force in a company that generated $3 billion dollars in annual revenues. From 1993 to 1996, Mr. D’Alonzo served as President and Chief Executive Officer of GenVec, Inc., a gene therapy biotechnology company. During his tenure at GenVec, two INDs were filed, Theragen, a separate gene therapy company, was acquired, and the company raised $20 million in funding. From 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development, Inc., a multi-national clinical research organization. At PPDI, he oversaw 3,000 employees in a company that generated $300 million in revenues. In 1999, Mr. D’Alonzo received his Honorary Doctor of Pharmacy from Campbell University, Buies Creek, North Carolina. He received his BS in Business Administration from University of Delaware and his JD from University of Denver. Since 1999, he served as a board member of other pharmaceutical companies, which currently includes, Salix Pharmaceuticals, Ltd., Amarillo Biosciences, Inc., and Dara Biosciences, Inc.

Certain Relationships and Related Transactions

We have several business relationships with Accentia Biopharmaceuticals, Inc. (“Accentia”) and its affiliates. Hopkins Capital Group II, LLC (“HCG”), which is controlled by Dr. Frank O’Donnell, our Chairman of the Board and a director and which owns a significant percentage of our common stock as of the date of this proxy statement, is a significant stockholder of Accentia. In addition, Dr. Donnell is also the Chairman and CEO of Accentia. James A. McNulty, our Secretary, Treasurer and part-time CFO, is the Secretary and Treasurer of Accentia. Dr. Raphael J. Mannino, our Executive Vice President and Chief Scientific Officer, is a director of Biovest International, Inc. (OTC BB:BVTI), a subsidiary of Accentia. Mr. McNulty is also the CFO of HCG and Biovest International.

•

Amphotericin B License. On April 12, 2004, we licensed a topical formulation of our encochleated Amphotericin B to Accentia. Accentia is commercializing technology licensed from the Mayo Foundation for the treatment of CRS and asthma on a worldwide basis. The license agreement was amended effective June 1, 2004, then modified in September 2004 by our asset purchase agreement with Accentia, and was amended with three separate letter amendments in March, April and June 2005, respectively, to make certain clarifications. Accentia is responsible for all expenses related to the development of an encochleated BioNasal® Amphotericin B for the indication of CRS and asthma on a worldwide basis, including expenses associated with, and the actual provision of, supplies, the submission of an IND and clinical trials. We shall retain world-wide rights to the oral and intravenous formulations of encochleated Amphotericin B.

•

Arius/TEAMM Distribution Agreement. On March 17, 2004, our subsidiary, Arius Pharmaceuticals, granted exclusive marketing and sales rights in the United States to TEAMM Pharmaceuticals, Inc., with respect to our Emezine® product for the treatment of nausea and vomiting. TEAMM is a specialty pharmaceutical company and wholly owned subsidiary of Accentia. As part of this agreement, TEAMM has agreed to pay for the development costs of Emezine®. We received development cost reimbursements of $1.0 million in 2004 from Accentia in connection with this agreement and an additional $300,000 in 2005 upon the acceptance of the Emezine® NDA for filing.

•

Analytica International Market Studies. During 2004, Analytica International, a provider of research, commercialization, and communications services to the pharmaceutical and biotechnology industries and a subsidiary of Accentia, performed two market studies for us. We paid Analytica $47,800 for these reports, some of which we paid in 2005.

On April 2, 2007, we obtained a $1.0 million financing from HCG in the form of an unsecured, non-interest bearing note, due June 30, 2007. The proceeds from this loan were used by us to make a required installment payment to QLT USA Inc. (“QLT”) in connection with our August 2006 purchase of the non-U.S. rights to the BEMATM disc drug delivery technology from QLT. In connection with the loan made by HCG, we granted HCG the right, for a period of six months, to enter into a royalty purchase agreement with us. The consideration to be paid by HCG upon exercise of the right, which can be demanded by us or HCG in our respective discretion at any time before September 30, 2007, is $5.0 million in cash. If the royalty purchase agreement is entered into, the royalty to be paid to HCG shall be based on a low, single digit, tiered percentage of net sales of BEMATM Fentanyl, once the product is approved and commercial sales begin. In addition, if the royalty purchase agreement is entered into, we would issue a warrant to HCG to purchase 475,000 shares of our common stock at $5.55 per share (the closing price on April 2, 2007). No assurances can be given the either we or HCG will elect to enter into the royalty purchase agreement.

During 2001, we entered into agreements with RetinaPharma, Inc. (now called RetinaPharma Technologies, Inc.) and Tatton Technologies, LLC (now a part of RetinaPharma). Both are biotechnology companies which are developing nutraceutical neuroprotective therapies for treating neurodegenerative disease such as macular degeneration and Parkinson’s disease. To the extent that such drugs utilize Bioral® cochleate technology, we will support drug development and will share in ten percent (10%) of all net revenue from such sales of Bioral® encapsulated drugs. HCG, one of our significant stockholders, and Dr. Francis E. O’Donnell, Jr., our Chairman of the Board and a director, are affiliated as stockholders and a director of RetinaPharma Technologies, Inc. Dr. O’Donnell is the managing director of HCG.

We have also entered into an agreement with Biotech Specialty Partners, LLC, an emerging alliance of early stage biotechnology and specialty pharmaceutical companies. Biotech Specialty Partners, LLC is in its formative stage and to date has not distributed any pharmaceutical products. Under this agreement, BSP will serve as a nonexclusive distributor of our Bioral® drugs in consideration of a ten (10%) discount to the wholesale price, which our Board of Directors has determined to be commercially reasonable. BSP has waived its rights under this agreement with respect to Arius’ products. HCG, which is affiliated with Dr. Francis E. O’Donnell, Jr., our Chairman of the Board and a director, is affiliated as a member of Biotech Specialty Partners, LLC and Dr. O’Donnell is a member of the management of Biotech Specialty Partners, LLC.

On July 19, 2002, we issued Ellenoff Grossman & Schole LLP, our outside legal counsel, 25,000 options to purchase shares of our common stock at $7.00 per share. In 2003, we issued Ellenoff Grossman & Schole LLP 19,607 options to purchaser shares of our common stock at $2.55 per share as compensation for services rendered. In 2004, we issued Ellenoff Grossman & Schole LLP 44,509 shares of our common stock as compensation for services rendered. Ellenoff Grossman & Schole LLP has acted as counsel to our inactive subsidiary, Bioral Nutrient Delivery, LLC. During 2003, Bioral Nutrient Delivery, LLC issued 37,500 Class B Shares of BND to Ellenoff Grossman & Schole LLP. These Class B Shares were issued at the inception of Bioral Nutrient Delivery, LLC at nominal value.

As a matter of corporate governance policy, we have not and will not make loans to officers or loan guarantees available to “promoters” as that term is commonly understood by the SEC and state securities authorities.

We believe that the terms of the above transactions with affiliates were as favorable to us or our affiliates as those generally available from unaffiliated third parities. At the time of certain of the above referenced transactions, we did not have sufficient disinterested directors to ratify or approve the transactions; however, the present Board of Directors includes four independent directors which constitute a majority as required by the rules of the National Association of Securities Dealers (“NASD”). We believe that William B. Stone, John J. Shea, William S. Poole and Thomas D’Alonzo qualify as independent directors for Nasdaq Stock Market purposes.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Code of Ethics

On March 24, 2003, the Board of Directors adopted a code of ethics that applies to the Company’s principal executive and financial officers. The Company intends to file amendments, changes or waivers to the code of ethics as required by the rules of the Securities and Exchange Commission (the “SEC”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers and persons who beneficially own more than 10% of the Common Stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to the Common Stock. Such reporting persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from reporting persons, and without conducting any independent investigation, in 2006, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Meetings of the Board of Directors

The Board of Directors met in person and telephonically 13 times during 2006 and also acted by unanimous written consent. It is the Company’s policy that all directors must attend all meetings, barring extenuating circumstances. All Nominees were present at seventy-five (75%) percent or more of the Board of Directors meetings held during such director’s tenure as a member of the Board of Directors.

Director Independence

We believe that William B. Stone, John J. Shea, William S. Poole and Thomas D’Alonzo qualify as independent directors for Nasdaq Stock Market purposes. This means that our Board of Directors is composed of a majority of independent directors as required by the rules of the NASD.

Committees of the Board of Directors

Our Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance. The Audit and Nominating and Corporate Governance Committees each operate under a charter that has been approved by the board.

As compensation for their duties, directors receive $1,000 for appearing in person at a Board of Directors meeting. Compensation also includes 20,000 options to purchase common stock for each year served as a director. Additionally, each director is granted 5,000 options to purchase common stock per year for serving on a committee of the Board of Directors and an additional 5,000 options to purchase common stock per year for serving as chairman of a committee of the Board of Directors.

Audit Committee

We have a separately designated standing Audit Committee of the board of directors established in accordance with Section 3(a)(58)(A) of the Exchange Act, which committee is governed by a charter. The Audit Committee met five times during 2006. Each member of the Audit Committee was present at all of the Audit Committee meetings held during such director’s tenure as a member of the Audit Committee. The Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the independence and performance of, and assesses the qualifications of, our independent auditors, and engages such independent auditors. The Audit Committee approves the plan and fees for the annual audit, review of quarterly reports, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditors. The Audit Committee monitors the rotation of partners of the independent auditors on our engagement team as required by law. The Audit Committee reviews the financial statements to be included in our Annual Report on Form 10-KSB and reviews with management and the independent auditors the results of the annual audit and our quarterly financial statements. In addition, the audit Committee oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board. The Audit Committee provides oversight assistance in connection with legal and ethical compliance programs established by management and the board, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

The Audit Committee is composed of William B. Stone, John J. Shea and Thomas D’Alonzo, all of whom are independent directors as defined in accordance with section 3(a)(58)(A) of the Exchange Act and the rules of NASDAQ. Mr. Stone serves as chairman of the committee. The Board of Directors has determined that Mr. Stone is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-B.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee composed of William S. Poole and John J. Shea and Thomas D’Alonzo. Mr. Shea serves as the chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. The Nominating and Corporate Governance Committee was formed in May of 2004 and did not meet formally in 2006, although members of the committee were involved with interviews of Mr. D’Alonzo prior to his joining the Board of Directors in September 2006. The Nominating and Corporate Governance Committee has a charter. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NASD. The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o the Company, Attn: James A McNulty. There are no minimum qualifications for consideration for nomination to be a director of the Company. The nominating committee will assess all director nominees using the same criteria. All of the current nominees to serve as directors on our Board of Directors have previously served in such capacity. During 2006, we did not pay any fees to any third parties to assist in the identification of nominees. During 2006, we did not receive any director nominee suggestions from stockholders.

Compensation and Investment Committees

Our Board of Directors also has a compensation committee, which, either alone or in conjunction with the full board, as the case may be, reviews or recommends compensation policies for our company and compensation arrangements for our management. The members of the compensation committee are William S. Poole, John J. Shea and William B. Stone. William S. Poole acts as chairman of this committee. The compensation committee met one time during 2006.

Our Board of Directors also has an investment committee, which either alone or in conjunction with the full board, as the case may be, reviews and recommends the investment arrangements for our company. The members of the investment committee are Dr. Francis E. O’Donnell and William Stone. The investment committee as such did not meet during 2006.

There are no other Board of Directors committees at this time.

Audit Committee Report*

The audit committee of the Board of Directors (the “Committee”) is composed of three directors: William B. Stone, Thomas W. D’Alonzo and John J. Shea, each of whom is “independent” as defined by the rules of the National Association of Securities Dealers. Mr. Stone serves as chairman of the committee. The Board of Directors has adopted a written Audit Committee Charter, which was filed as Appendix A to the Company’s 2003 Proxy Statement.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Committee’s responsibility is to oversee all aspects the financial reporting process on behalf of the Board of Directors. The responsibilities of the Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditors.

The Committee discussed with the Company’s independent auditors, with and without management present, such auditors’ judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the written disclosures and the letter submitted to the Committee by the independent auditors as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditors, review of the representations of management and review of the report of the independent auditors to the Committee, the Committee recommended (and the Board of Directors approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. The Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditors, which approval is subject to ratification by the Company’s stockholders.

Audit Committee of the Board of Directors

/s/ WILLIAM B. STONE

/s/ THOMAS W. D’ALONZO

/s/ JOHN J. SHEA

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act.

Executive Compensation

Summary Compensation Table

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2006, 2005 and 2004. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2006, as well as our Chairman of the Board of Directors, Francis E. O’Donnell, Jr.

	SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark A. Sirgo, Pharm.D., President, Chief Executive Officer and Director	2006	$252,617	0	0	$27,831	$21,574	(2)	0	$12,668	(5)	$314,690
	2005	$202,366	0	0	$129,465	$34,154	(2)	0	0		$365,985
	2004	$62,596	$31,177	0	$11,062	0		0	0		$104,835

Andrew L. Finn, Pharm.D., Executive Vice President of Product Development	2006	$223,902	0	0	$24,492	0		0	0		$248,394
	2005	$192,471	0	0	$129,465	0		0	0		$321,936
	2004	$62,596	$28,092	0	$11,062	0		0	0		$101,750

James A. McNulty, Chief Financial Officer, Secretary and Treasurer	2006	$109,355	0	0	$12,245	0		0	0		$121,600
	2005	$113,670	0	0	$84,475	0		0	0		$198,145
	2004	$105,866	0	0	$6,953	0		0	0		$112,819

Raphael J. Mannino, Ph.D., Executive Vice President and Chief Scientific Officer	2006	$97,841	0	0	$23,379	$21,574	(2)	0	$11,123	(3)	$153,917
	2005	$97,171	0	0	$25,526	$34,154	(2)	0	$14,793	(3)	$171,644
	2004	$88,788	0	0	$13,274	$24,646		0	$16,438	(3)	$143,146

Francis E. O’Donnell, Jr., M.D. Chairman and Director	2006	0	0	0	0	$43,131	(4)	0	0		$43,131
	2005	0	0	0	0	$42,693	(4)	0	0		$42,693
	2004	$117,962	0	0	0	$26,968	(4)	0	0		$144,930

(1)	Except as reflected in the column under “All Other Compensation” with respect to Mr. Sirgo and Dr. Mannino, the annual amount of perquisites and other personal benefits, if any, did not exceed $10,000 of the total annual salary reported for each named executive officer and has therefore been omitted.

(2)	The compensation disclosed in this item is comprised of 20,000 stock options granted as compensation for serving as a director.

(3)	Includes: (a) a car allowance of $6,500 and 401(k) matching of $4,623 paid in 2006 and premiums paid on “key-man” life insurance. Excludes $120,000, which funds were reimbursed by us to the University of Medicine and Dentistry of New Jersey during 2006 (pursuant to a contractual arrangement) for services rendered by Dr. Mannino to such university.

(4)	The compensation disclosed in this item is comprised of 25,000 stock options granted as compensation for serving as a Chairman of the Board of Directors.

(5)	Is comprised of 401(k) matching award granted by the Company in the amount of $12,668.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors, or key employees. All directors and officers have executed confidentiality and non-compete agreements with us.

The following is a description of our current executive employment agreements:

Dr. Francis E. O’Donnell, Chairman of the Board—On March 29, 2002, Dr. O’Donnell executed an employment agreement to be our full-time President and CEO at an annual salary of $150,000. Dr. O’Donnell’s term of employment was to be no longer than three years or until another CEO is appointed. However, in January 2005, we entered into an amendment to Dr. O’Donnell’s employment agreement pursuant to which: (i) he agreed to serve solely in the position of CEO and Chairman of the Board, (ii) the term of his employment was extended until March 22, 2008 and (iii) his annual salary was, effective February 1, 2005, reduced to $1.00. Dr. O’Donnell relinquished the title of Chief Executive Officer in August 2005 and now serves only as our Chairman of the Board.

Mark A. Sirgo, Pharm.D., President and Chief Executive Officer—On August 24, 2004, Dr. Sirgo executed a three-year employment agreement to be our Senior Vice President of Commercial and Corporate Development and the President of Arius at an annual salary of $175,000. Dr. Sirgo also received a signing bonus in the amount of $31,177 at the signing of this agreement. He was subsequently promoted twice and now holds the position of President and Chief Executive Officer of our company.

On February 22, 2007, Dr. Sirgo’s employment agreement was amended to: (i) make it renewable for consecutive one year terms after August 24, 2007 unless written notice is given by either party at least 30 days prior to the end of the applicable term and (ii) increase Dr. Sirgo’s annual salary to $260,000 (which was adjusted to $296,000 per annum in April 2007 when we secured financing yielding gross proceeds of $5 million to us). Dr. Sirgo is eligible for a discretionary annual bonus of up to 50% of his base salary.

We may terminate Dr. Sirgo’s employment agreement without cause and Dr. Sirgo may resign upon 30 days advance written notice. We may immediately terminate Dr. Sirgo’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Sirgo’s employment for any reason, Dr. Sirgo will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Sirgo is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Sirgo terminates his employment for Good Reason (as defined in the employment agreement), Dr. Sirgo is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Sirgo will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 2. In addition, Dr. Sirgo’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Sirgo’s death or disability.

Dr. Sirgo’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Andrew L. Finn, Pharm.D., Executive Vice President of Product Development—On August 24, 2004, Dr. Finn executed a three-year employment agreement to be our Senior Vice President of Product Development

and the Senior Vice President and Chief Operating Officer of Arius at an annual salary of $175,000. He was subsequently promoted and now holds the position of Executive Vice President of Product Development of our company. Dr. Finn also received a signing bonus in the amount of $28,092 at the signing of this agreement.

On February 22, 2007, Dr. Finn’s employment agreement was amended to: (i) make it renewable for consecutive one year terms after August 24, 2007 unless written notice is given by either party at least 30 days prior to the end of the applicable term and (ii) increase Dr. Finn’s annual salary to $228,800 (which was adjusted to $240,000 in April 2007 when we secured financing yielding gross proceeds of $5 million to us). Dr. Finn is eligible for a discretionary annual bonus of up to 50% of his base salary.

We may terminate the Dr. Finn’s employment agreement without cause and Dr. Finn may resign upon 30 days advance written notice. We may immediately terminate Dr. Finn’s employment agreement for Good Cause (as defined in the agreement). Upon the termination of Dr. Finn’s employment for any reason, Dr. Finn will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Finn is terminated during the term of the employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Finn terminates his employment for Good Reason (as defined in the employment agreement), Dr. Finn is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Finn will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, Dr. Finn’s employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Finn’s death or disability.

Dr. Finn’s employment agreement also includes a 2 year non-competition and non-solicitation and confidentiality covenants on terms identical to the existing employment agreement, except that if Dr. Finn’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

James A. McNulty, CPA, Chief Financial Officer, Secretary and Treasurer—Although he is a part-time CFO, Mr. McNulty has an employment agreement with us (which was amended on August 31, 2002, and subsequently amended again in June 2003) for a base salary of $185,000, reduced to $110,000 in June 2003 and then increased to $114,400 in February 2007 concurrently with Mr. McNulty’s entry into his new employment agreement described below.

Mr. McNulty’s employment agreement, dated February 22, 2007, is for a term of ending on February 22, 2008 and is subject at the end of that term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. Under his employment agreement, Mr. McNulty is required to spend no less than 50% of his working time on company matters. Mr. McNulty is also employed by Accentia Biopharmaceuticals, Inc. Under the terms the agreement, Mr. McNulty will receive base salary of $114,000 per year and a target bonus of up to 50% of his base salary.

We may terminate the Mr. McNulty’s employment agreement without cause and Mr. McNulty may resign upon 30 days advance written notice to the other party. We may immediately terminate the McNulty employment agreement for Good Cause (as defined in the employment agreement). Upon the termination of Mr. McNulty’s employment for any reason, Mr. McNulty will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Mr. McNulty is terminated during the term of his employment agreement other than for Good Cause (as defined in the employment agreement), or if Mr. McNulty terminates his employment for Good Reason (as defined in the employment agreement), Mr. McNulty is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Mr. McNulty will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, the employment agreement will terminate prior to its scheduled expiration date in the event of Mr. McNulty’s death or disability.

The employment agreement also includes a 2 year non-competition, non-solicitation and confidentiality covenants on terms identical to his former employment agreement with us, except that if Mr. McNulty’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Dr. Raphael Mannino, Ph.D., Executive Vice President and Chief Scientific Officer—On September 1, 2002, Dr. Mannino executed an employment agreement with us at an annual salary of $210,000. In 2006, this agreement expired. On February 22, 2007, we entered into a new employment agreement with Dr. Mannino calling for a base salary of $218,400.

Dr. Mannino’s employment agreement, dated February 22, 2007, is for a term of ending on February 22, 2008 and is subject at the end of that term to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. Under the terms the agreement, Dr. Mannino will receive base salary of $218,400 per year and a target bonus of up to 50% of his base salary.

We may terminate the Dr. Mannino’s employment agreement without cause and Dr. Mannino may resign upon 30 days advance written notice to the other party. We may immediately terminate Dr. Mannino’s employment agreement for Good Cause (as defined in the employment agreement). Upon the termination of Dr. Mannino’s employment for any reason, Dr. Mannino will continue to receive payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangements. If Dr. Mannino is terminated during the term of the his employment agreement other than for Good Cause (as defined in the employment agreement), or if Dr. Mannino terminates his employment for Good Reason (as defined in the employment agreement), Dr. Mannino is entitled to a lump sum severance payment equal to 1 times the sum of his annual base salary plus a pro-rata annual bonus based on his target annual bonus. In the event that such termination is within six months following a Change of Control (as defined in the employment agreement), the lump sum paid to Dr. Mannino will equal the sum of his then current annual base salary plus an amount equal to fifty percent (50%) of his then current annual base salary, multiplied by 1.5. In addition, the employment agreement will terminate prior to its scheduled expiration date in the event of Dr. Mannino’s death or disability.

The employment agreement also includes a 2 year non-competition, non-solicitation and confidentiality covenants on terms identical to his former employment agreement with us, except that if Dr. Mannino’s employment is terminated upon a Change of Control, the non-competition period will be 18 months. Under the terms of this agreement, he is also entitled to the following benefits: medical, dental and disability and 401(k).

Outstanding equity awards

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our name executive officers, as of December 31, 2006.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Mark A. Sirgo, Pharm.D.	20,000	—	17,730	(1)	$2.05	7/27/2016	—	—	—	—
	16,333	—	32,667	(2)	$3.03	12/1/2015	—	—	—	—
	22,976	—	5,953	(3)	$2.94	7/28/2015	—	—	—	—
	3,431	—	1,716	(4)	$3.40	10/21/2014	—	—	—	—

Andrew L. Finn, Pharm.D.	—	—	15,603	(1)	$2.05	7/27/2016	—	—	—	—
	16,333	—	32,667	(2)	$3.03	12/1/2015	—	—	—	—
	2,976	—	5,953	(3)	$2.94	7/28/2015	—	—	—	—
	3,431	—	1,716	(4)	$3.40	10/21/2014	—	—	—	—

James A. McNulty	—	—	15,603	(1)	$2.05	7/27/2016	—	—	—	—
	3,333	—	6,667	(2)	$3.03	12/1/2015	—	—	—	—
	8,729	—	17,460	(3)	$2.94	7/28/2015	—	—	—	—
	2,156	—	1,079	(4)	$3.40	10/21/2014	—	—	—	—
	18,616	—			$3.83	8/14/2013	—	—	—	—

Raphael J. Mannino, Ph.D.	20,000	—	14,894	(1)	$2.05	7/27/2016	—	—	—	—
	23,571	—	7,143	(3)	$2.94	7/28/2015	—	—	—	—
	4,117	—	2,059	(4)	$3.40	10/21/2014	—	—	—	—
	51,449	—	—		$3.83	8/14/2013	—	—	—	—
	15,423	—	—		$5.50	3/6/2007	—	—	—	—
	20,000	—	—		$1.70	9/26/2007	—	—	—	—
	60,000	—	—		$1.63	1/31/2008	—	—	—	—
	20,000	—	—		$2.29	7/29/2014	—	—	—	—

Francis E. O’Donnell, Jr.	25,000	—	—		$2.05	7/25/2016	—	—	—	—
	25,000	—	—		$2.94	7/28/2015	—	—	—	—
	35,000	—	—		$3.83	8/14/2013	—	—	—	—
	26,991	—	—		$5.50	3/6/2007	—	—	—	—
	35,000	—	—		$2.29	7/29/2014	—	—	—	—

(1)	Of the unvested stock options, one third of the unvested stock options will vest on July 27, 2007, another third will vest on July 27, 2008 and the remaining third will vest on July 27, 2009.

(2)	Of the unvested stock options, half of the unvested stock options will vest on December 1, 2007 and another half will vest on December 1, 2008.

(3)	Of the unvested stock options, half of the unvested stock options will vest on July 28, 2007 and another half will vest on July 28, 2008.

(4)	These unvested stock options will vest on October 21, 2007.

Outstanding Equity Awards Narrative Disclosure

Amended and Restated 2001 Stock Incentive Plan

The purpose of the Amended and Restated 2001 Stock Incentive Plan is: (i) to align our interests and recipients of options under the 2001 Stock Option Plan by increasing the proprietary interest of such recipients in our growth and success, and (ii) to advance our interests by providing additional incentives to officers, key employees and well-qualified non-employee directors and consultants who provide services to us, who are responsible for our management and growth, or otherwise contribute to the conduct and direction of its business, operations and affairs.

Our Board of Directors administers our stock incentive plan, selects the persons to whom options are granted and fixes the terms of such options. The Compensation Committee of our Board of Directors performs this function with respect to options granted to our senior management.

Under our original 2001 Stock Incentive Plan, we reserved 572,082 shares. The plan was approved by our stockholders at our 2001 annual meeting. Our Board of Directors subsequently voted to amend the 2001 Stock Option Plan to increase the plan to 1,100,000 shares, and later, through an amendment and restatement of the 2001 Stock Incentive Plan, to 2,100,000 shares, which amendment and restatement was approved by our stockholders at the 2003 Annual Meeting in August 2003 in July 2006 to increase it to 3,500,000 shares. Options to purchase 2,023,704 shares of common stock are outstanding as of December 31, 2006 under the Amended and Restated 2001 Stock Option Plan. All options were issued under our stock option plan, as the same may be amended. Options may be awarded during the ten-year term of the stock option plan to our employees (including employees who are directors), consultants who are not employees and our other affiliates. Our stock option plan provides for the grant of options intended to have been approved by our Board of Directors and qualify as incentive stock options, or Incentive Stock Options, under Section 422A of the Internal Revenue Code of 1986, as amended, and options which are not Incentive Stock Options, or Non-Statutory Stock Options.

Only our employees or employees of our subsidiaries may be granted Incentive Stock Options. Our affiliates or consultants or others as may be permitted by our Board of Directors, may be granted Non-Statutory Stock Options.

Directors are eligible to participate in our stock option plan. The Amended and Restated 2001 Stock Option Plan provides for an initial grant of an option to purchase up to 20,000 shares of common stock to each director upon first joining our Board of Directors and subsequent grants of options to purchase 20,000 shares upon each anniversary of such director’s appointment. Additionally, directors will be granted 10,000 options for each committee chairmanship and 5,000 options for each committee membership. Such options are granted at an exercise price equal to the fair market value of the common stock on the grant date and immediately vest.

Options and warrants to purchase 8,604,469 shares of our common stock at prices ranging from $1.63 to $17.48 are outstanding at December 31, 2006. None of our options have been granted at less than 85% of the fair market value at the time of grant. Options issued during 2006 to employees and directors totaled 484,624 shares, at exercise prices ranging from $2.05 and $2.69. In addition, during 2006, we issued warrants to purchase 1,643,000 shares of common stock at an exercise price ranging from $3.00 and $3.50 to Laurus related to the principal note payment deferral and stale registration statement. We issued warrants to purchase 601,120 and 904,000 shares of common stock at an exercise price of $2.91 and 3.00 respectively to CDC in conjunction with a license agreement with them. We also issued warrants to purchase 2,500 shares of common stock at an exercise price of $2.90 to a law firm in consideration of delayed payment.

Compensation of Directors Summary Table

	DIRECTOR COMPENSATION (December 31, 2006)
Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Francis E. O’Donnell,Jr.(2)	0	0	0		$26,968	0	0	$26,968
Mark A. Sirgo(3)	0	0	$27,831	(1)	$21,574	0	0	$49,405
Ralph J. Mannino(4)	0	0	$23,379	(1)	$21,574	0	0	$44,953
William B. Stone(5)	$5,000	0	0		$37,755	0	0	$42,755
John J. Shea(6)	$4,000	0	0		$37,755	0	0	$41,755
William S. Poole(7)	$3,000	0	0		$37,755	0	0	$40,755
Thomas W. D’Alonzo(8)	0	0	0		$39,909	0	0	$39,909

(1)	Options Awards paid to Executive Directors in connection with his respective employment, and not pursuant to service on the Board of Directors.

(2)	As of December 31, 2006, the outstanding stock options held by Dr. O’Donnell total 146,991, all of which have vested

(3)	As of December 31, 2006, the outstanding stock options held by Mr. Sirgo total 120,806, of which 62,740 have vested and 58,066 have not vested.

(4)	As of December 31, 2006, the outstanding stock options held by Mr. Mannino total 238,656, of which 214,560 have vested and 24,096 have not vested.

(5)	As of December 31, 2006, the outstanding stock options held by Mr. Stone total 176,911, all of which have vested.

(6)	As of December 31, 2006, the outstanding stock options held by Mr. Shea total 130,000, all of which have vested.

(7)	As of December 31, 2006, the outstanding stock options held by Mr. Poole total 70,000, all of which have vested.

(8)	As of December 31, 2006, the outstanding stock options held by Mr. D’Alonzo total 30,000 of which have vested.

Narrative to Director Compensation

As compensation for their duties, directors receive $1,000 for appearing in person at a Board of Directors meeting. Compensation also includes 20,000 options to purchase common stock for each year served as a director. Additionally, each director is granted 5,000 options to purchase common stock per year for serving on a committee of the Board of Directors and an additional 5,000 options to purchase common stock per year for serving as chairman of a committee of the Board of Directors. Dr. O’Donnell declined cash compensation due to him for serving of Chairman of the Board of Directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF; FRANCIS E. O’DONNELL, JR., M.D.; MARK A. SIRGO, PHARM.D; RAPHAEL J. MANNINO, PH.D; WILLIAM B. STONE; JOHN J. SHEA, THOMAS W. D’ALONZO AND WILLIAM S. POOLE TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS UNTIL THE 2008 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF AIDMAN, PISER & COMPANY AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2007

On January 25, 2007, the audit committee of the Board of Directors appointed the firm of Aidman, Piser & Company, P.A. (“AP”) to serve as the Company’s independent auditors for the Company’s fiscal year ended December 31, 2007.

The independent accountant’s report of AP on the Company’s consolidated financial statements for the year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The following fees were incurred by the Company for the services of AP in fiscal 2006 and fiscal 2005.

	2006	2005
Audit Fees	$100,400	$59,195
Audit-Related Fees	$6,800	$52,360
Tax Fees	$16,766	$16,554
All Other Fees	$0	$0

Audit Fees. The aggregate fees billed by AP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, the review of the financial statements included in the Company’s Forms 10-QSB totaled, respectively, $100,400 and $59,195. The above amounts include interim procedures as audit fees as well as attendance at audit committee meetings.

Audit-Related Fees. The aggregate fees billed by AP for audit-related fees for the years ended December 31, 2006 and 2005 were $6,800   and $52,360, respectively.

Tax Fees. The aggregate fees billed by AP for professional services rendered for tax compliance, for the years ended December 31, 2006 and 2005 were $16,766 and $16,554, respectively.

All Other Fees. The aggregate fees billed by AP for products and services, other than the services described in the paragraphs captions “Audit Fees”, and “Tax Fees” above for the years ended December 31, 2006 and 2005 totaled zero for both years.

The Audit Committee of the Company’s Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by AP in 2006. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit services provided by AP.

A representative of AP is expected to attend the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF AIDMAN, PISER & COMPANY, P.A. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company’s Board of Directors.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were [            ] shares of Common Stock outstanding. As of the Record Date, no shares of Company preferred stock were issued or outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for approval of the proposals. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

The Company’s Board of Directors knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth, as of June 8, 2007, by: (i) each of our directors, (ii) all persons who, to our knowledge, are the beneficial owners of more than 5% of the outstanding shares of common stock, (iii) each of the executive officers, and (iv) all of our directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of common stock set forth opposite such person’s name, except as otherwise indicated. Unless otherwise indicated, the address for each person listed below is in care of BioDelivery Scie,nces International, Inc., 2501 Aerial Center Parkway, Suite 205, Morrisville, North Carolina 27560.

Name of Beneficial Owner	Number of Shares of Common Stock Owned(1)	Percentage of Class as of June 8, 2007
Hopkins Capital Group II, LLC(2)	3,711,982	19.75%
Francis E. O’Donnell, Jr., M.D.(3)	3,994,247	21.26%
The Francis E. O’Donnell, Jr. Irrevocable Trust #1(4)	3,879,482	20.65%
CDC IV, LLC(5)	3,505,120	18.65%
Laurus Master Fund. Ltd.(6)	938,302	4.99%
Mark A. Sirgo, Pharm.D.(7)	895,249	4.76
Andrew L. Finn, Pharm.D.(8)	832,555	4.43
Raphael J. Mannino, Ph.D.(9)	347,795	1.85%
James A. McNulty(10)	120,574	*
William B. Stone(11)	185,000	*
John J. Shea(12)	140,000	*
William S. Poole(13)	75,000	*
Thomas D’Alonzo(14)	30,000	*
All Directors and Officers as a group (9 persons)	6,620,420	35.23%

*	Less than 1%

(1)	Based on 18,790,107 shares of common stock outstanding as of June 8, 2007.

(2)	Includes 400,402 shares of our common stock which were converted from Series B Convertible Preferred Stock in January 2007.

(3)	Dr. O’Donnell is our Chairman of the Board and a Director. Includes the shares owned by Hopkins Capital Group II, LLC (see Note 2) and 45,767 shares of common stock, owned by his wife, as to which Dr. O’Donnell disclaims beneficial interest. Excludes 167,000 shares owned by The Francis E. O’Donnell, Jr. Irrevocable Trust #1, of which Dr. O’Donnell’s sister, Kathleen O’Donnell, is trustee, and as to which Dr. O’Donnell disclaims beneficial interest (see Note 4). The remaining 4,576 shares of common stock are owned by Dr. O’Donnell’s sister. In addition, this number includes 157,689 shares owned personally by Dr. O’Donnell and options to purchase 120,000 shares of our common stock, all of which is currently exercisable. Dr. O’Donnell’s address is 709 The Hampton Lane, Chesterfield MO 63017.

(4)	Includes the shares owned by Hopkins Capital Group II, LLC (see Note 3). The remaining 167,500 shares of common stock are held directly by this trust.

(5)	Includes 2,000,000 shares of common stock owned by CDC IV, LLC and includes 1,505,120 warrants to purchase shares of our common stock. The address for CDC IV, LLC is 47 Hullfish Street, Suite 310, Princeton, NJ. 08542.

(6)

Up to a maximum potential of 3,306,406 shares of common stock are issuable upon full conversion or exercise, as the case may be, of our February and May 2005 notes and warrants and our June and December 2005 and December 2006 warrants with Laurus. However, the terms of the convertible notes and warrants issued by us to Laurus provide that Laurus is not entitled to receive shares upon exercise of the warrants, upon payment of principal and interest on the notes, or upon conversion of the notes if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of our common stock on the date of issuance of such shares (such provision may be waived by Laurus upon 75 days prior written notice to us or without notice upon an event of default). Laurus’ address is 335 Madison Avenue, 10th Floor, New York, NY 10017.

(7)	Includes 19,800 shares owned by Dr. Sirgo, our President and Chief Executive Officer. Dr. Sirgo also owns 797,414 shares of our Series C Convertible Preferred Stock, of which none are presently convertible into shares of our common stock. Includes options to purchase 78,036 shares of common stock, all of which are currently exercisable. Excludes options to purchase 522,661 shares of common stock which are not currently exercisable. Dr. Sirgo’s address is 1203 Clematis Street Knightdale, North Carolina 27545.

(8)	Dr. Finn is our Executive Vice President of Clinical Development and Regulatory Affairs. Dr. Finn owns 797,414 shares of our Series C Convertible Preferred Stock, of which none are presently convertible into shares of our common stock. Includes options to purchase 35,142 shares of common stock, all of which are currently exercisable. Excludes options to purchase 180,746 shares of common stock which are not currently exercisable. Dr. Finn’s address is 200 Royal Kings Lane, Raleigh, NC 27615.

(9)	Dr. Mannino is our Executive Vice President, Chief Scientific Officer and a Director. Includes 152,609 shares owned and options to purchase 209,989 shares of our common stock, all of which are currently exercisable. Excludes options to purchase 45,802 shares of common stock which are not currently exercisable. Mr. Mannino’s address is 518 Lannon Lane, Glen Gardner, NJ 08826.

(10)	Mr. McNulty is our Chief Financial Officer, Secretary and Treasurer. Includes 74,083 shares owned and options to purchase 44,203 shares of our common stock, all of which are currently exercisable. Includes 2,288 shares owned by his wife, as to which he disclaims beneficial interest. Excludes options to purchase 163,549 shares of common stock which are not currently exercisable. Mr. McNulty’s address is 4419 W. Sevilla Street, Tampa, FL 33629.

(11)	Mr. Stone is a Director. Includes 35,000 shares owned and options to purchase 150,000 shares of our common stock, all of which are currently exercisable. Mr. Stone’s address is 11120 Geyer Down Lane, Frontenac MO 63131.

(12)	Mr. Shea is a Director. Includes 10,000 shares owned and options to purchase 130,000 shares of our common stock, all of which are currently exercisable. Mr. Shea’s address is 290 Wax Myrtle Trail, Southern Shores, NC 27949.

(13)	Mr. Poole is a Director. Includes 5,000 shares owned and options to purchase 70,000 shares of our common stock, all of which are currently exercisable. Mr. Poole’s address is 7813 Hardwick Drive, Raleigh, NC 27615.

(14)	Mr. D’Alonzo is a Director. Includes options to purchase 30,000 shares of our common stock, all of which are currently exercisable. Mr. D’Alonzo’s address is 9048 Falling Leaf Drive, Bonita Springs, FL 34135.

Deadline for Submission of Stockholder Proposals for 2008 Annual Meeting of Stockholders

Stockholders may present proposals for inclusion in the Proxy Statement for the 2008 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient, however, the Company will have discretionary authority to include such proposals in the 2008 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: James A. McNulty. Mr. McNulty will present a summary of all stockholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s 2006 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934. Such Report includes the Company’s audited financial statements for the 2005 fiscal year and certain other financial information, which is incorporated by reference herein.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact James McNulty, Chief Financial Officer of the Company, at (813) 864-2562.

Proxy

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS MARK A. SIRGO AND JAMES A. MCNULTY, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF BIODELIVERY SCIENCES INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE             , 2007, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JULY 26, 2007, OR ANY ADJOURNMENT THEREOF.

1.	To elect seven directors to serve until the 2008 annual meeting of the stockholders.

☐	FOR all nominees listed (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Francis E. O’Donnell, Jr.

Mark A. Sirgo

Raphael J. Mannino

William B. Stone

John J. Shea

Thomas W. D’Alonzo

William S. Poole

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Aidman Piser & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

☐  FOR     ☐  AGAINST   ☐    ABSTAIN

5.	In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

☐  FOR     ☐  AGAINST   ☐    ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature(s) of Stockholder(s)

Dated             , 2007

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.